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                                                                   Exhibit 10.70

                               AMENDMENT NO. 3 TO
                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                           I.C. ISAACS & COMPANY L.P.
                                       AND
                               EUGENE C. WIELEPSKI

         THIS AMENDMENT NO. 3, dated as of January 3, 2000, is made a part of that certain EXECUTIVE EMPLOYMENT AGREEMENT, dated as of May 15, 1997, by and between I. C. Isaacs & Company L.P. (the "Company") and Eugene C. Wielepski (the "Executive"), as amended by Amendment No. 1 dated as of August 27, 1998 and Amendment No. 2 dated as of February 11, 1999, (collectively, the "Agreement"). It is intended by the parties that the terms of this Amendment No. 3, to the extent that they are more specific than the terms contained in the Agreement, or to the extent that they should conflict with the terms contained in the Agreement, shall supersede the terms of the Agreement. Section numbers utilized in this Amendment No. 3 correspond, where applicable, to section numbers used in the Agreement.


                              W I T N E S S E T H:

         Accordingly, in consideration of the mutual covenants and representations contained herein and the mutual benefits derived herefrom, the parties hereto agree as follows:

         1.       Paragraph 2 is hereby restated in its entirety as follows:

         2. TERM. This Agreement shall begin May 15, 1997 and shall continue until May 15, 2001 (the "Employment Period"). Thereafter, this Agreement shall renew automatically from Employment Year to Employment Year, subject to the right of either party to terminate this Agreement as of the end of any Employment Year upon sixty (60) days' prior written notice to the other party. An "Employment Year" begins each May 15 and ends on the following May 15.

         2.       Paragraph 6 A is hereby restated in its entirety as follows:

         6.       DUTIES.

         A. During the term of this Agreement, the Executive shall serve as Vice President and Chief Financial Officer, have such powers and shall perform such duties as are incident and customary to his office, including those described in the Company's By-laws (as amended from time to time), and shall perform such additional executive and administrative duties and functions commensurate with such positions as from time to time shall be assigned to him by the Board of Directors of the Company. The Executive shall perform such additional duties and functions without



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         separate compensation, unless otherwise authorized by the Board of
         Directors of the Company.

         3.       Paragraph 3 is hereby restated in its entirety as follows:

                  3. BASE SALARY. The Executive's base salary for each Employment Year under this Agreement (May 15, 1997 through May 15,
         2001) shall be at the rate of One Hundred Seventy-Five Thousand Dollars ($175,000) per annum. Such base salary shall be increased to Two Hundred Thousand Dollars ($200,000) per annum for the remaining term of this Agreement after the Company achieves positive net earnings in two consecutive fiscal quarters. Such base salary may also be increased based on periodic reviews by the Compensation Committee of the Board of Directors. The Executive's base salary shall be paid throughout the year, in accordance with normal payroll practices of the Company.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 on the date first above written.

                                        I.C. ISAACS & COMPANY L.P.

                                        By:         I.C. ISAACS & COMPANY, INC.
                                                    its general partner

                                        By:          /s/ Robert J. Arnot
                                            ------------------------------------
                                             Robert J. Arnot, President
                                        EXECUTIVE

                                        By:        /s/ Eugene C. Wielepski
                                            ------------------------------------
                                                 Eugene C. Wielepski

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